UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2012

Li3 Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54303	20-3061907
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Av. Pardo y Aliaga 699

Of. 802

San Isidro, Lima, Peru

(Address of principal executive offices, including zip code)

(51) 1-212-1880

(Registrant’s telephone number, including area code)

Copy to:

Adam S. Gottbetter, Esq.

Gottbetter & Partners, LLP

488 Madison Avenue, 12th Floor

New York, NY  10022

Phone:  (212) 400-6900

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report and its exhibits contain “forward-looking statements.” All statements other than statements of historical facts included in this report and its exhibits, including without limitation, statements regarding our financial position, estimated working capital, business strategy, the plans and objectives of our management for future operations and those statements preceded by, followed by or that otherwise include the words “believe,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “goal,” “plans,” “objective,” “should,” or similar expressions or variations on such expressions are forward-looking statements. We can give no assurances that the assumptions upon which the forward-looking statements are based will prove to be correct. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements, including, but not limited to: the results of initial exploration, and the determination by us and POSCAN of whether to pursue any of the contemplated transactions; our ability to raise additional capital to complete exploration, development and commercialization of the Maricunga Project and other opportunities; future findings and economic assessment reports; our ability to obtain the necessary operating permits and environmental approvals; our ability to identify appropriate corporate acquisition and/or joint venture opportunities in the lithium mining sector and to establish the technical and managerial infrastructure and raise the required capital to take advantage of, and successfully participate in, such opportunities; future economic conditions; political stability; and lithium prices. For further information about the risks we face, see “Risk Factors” in Amendment No. 7 to our Registration Statement on Form S-1/A, filed with the Securities and Exchange Commission on March 6, 2012.

Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained in this Report to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Item 1.01 Entry into a Material Definitive Agreement

Pursuant to the recommendation of its Compensation Committee, on May 2, 2012, the Board of Directors (the “Board”) of Li3 Energy, Inc. (the "Company") amended the Li3 Energy, Inc. 2009 Equity Incentive Plan (the "2009 Plan") to increase the maximum number of shares of common stock of the Company available for issuance pursuant to awards granted under the 2009 Plan from 5,000,000 shares to 30,000,000 shares (the "Amendment").

Also pursuant to the recommendation of its Compensation Committee, on May 2, 2012, the Board took a number of actions regarding executive and director compensation. The Board determined to increase the annual salary of its Chief Executive Officer from $200,000 to $250,000, effective retroactively to January 1, 2012, and to grant him a cash bonus of $200,000 with respect to his achievements on behalf of the Company in the fiscal years ended June 30, 2010 and 2011. The Board also determined to increase the annual fee paid to MIZ Commercializadora, S. de R.L. with respect to the services of the Company’s Chief Operating Officer from $200,000 to $225,000, effective retroactively to January 1, 2012.

The Board also adopted a plan of compensation for its non-employee directors’ services to the Company. Each current and former non-employee director shall be paid cash (the “Cash Director Compensation”) at the greatest of the following annual rates that applies to such director during the relevant time periods: $64,000 for the Chairman of the Board; $40,000 for the Audit Committee Chairman; $34,000 for the Chairman of any other standing Board committee; and $24,000 for directors who do not chair any committees. The Cash Director Compensation shall be deemed to begin to accrue retroactively for each non-employee director on the later of such director’s initiation of substantial involvement with the Board, as determined in good faith by the Chief Executive Officer, and July 1, 2011 (each such director’s “Compensation Start Date”). The increased rates of Cash Director Compensation for the Chairman of the Board and Committee Chairmen shall only apply to the period of time that the relevant director served in such capacity. The Board determined that all accrued Cash Director Compensation shall be payable promptly following the Company’s closing on the sale of debt or equity securities raising aggregate gross proceeds of $9,900,000 or more in one or more transactions. The Board also granted to each of its non-employee directors other than the Chairman of the Board 100,000 Restricted Stock Units under the 2009 Plan, which shall vest in three equal installments on each of the first three anniversaries of such director’s Compensation Start Date. Finally, the Board granted to the Chairman of the Board 300,000 Restricted Stock Units under the 2009 Plan, which shall vest in three equal installments on each of the first three anniversaries of his becoming Chairman of the Board.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

The following Exhibits are being filed with this Report.

Exhibit Number	Description

99.1	First Amendment to 2009 Equity Incentive Plan, dated as of May 2, 2012.

[Signature page follows.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Li3 Energy, Inc.

Dated: May 18, 2012	By:	/s/ Luis Saenz
Name: Luis Saenz
Title: Chief Executive Officer